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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-37207 and Registration Statement No. 333-64135 of CNA Surety Corporation on Forms S-8, filed on October 3, 1997 and September 24, 1998, respectively, of our report dated February 8, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of CNA Surety Corporation for the period ended December 31, 1998.

Deloitte & Touche LLP
Chicago, Illinois
March 22, 1999